EXHIBIT 21.1
Subsidiaries of
Apple REIT Ten, Inc.
At December 31, 2011

(The state of incorporation or organization of each subsidiary is Virginia, except as noted below)

A. Direct Subsidiaries

Apple Ten Hospitality, Inc.
Apple Ten Residential, Inc.
Apple Ten Ventures, Inc.

B. Indirect Subsidiaries (held through direct subsidiaries or other indirect subsidiaries)

Apple Ten Business Trust
Apple Ten Hospitality Management, Inc.
Apple Ten Hospitality Ownership, Inc.
Apple Ten Hospitality Texas Services, Inc.
Apple Ten Illinois, LLC
Apple Ten NC GP, Inc.
Apple Ten NC LP, Inc.
Apple Ten North Carolina, L.P.
Apple Ten Nebraska, LLC
Apple Ten OHare, LLC
Apple Ten Skokie, LLC
Apple Ten SPE Gainesville, Inc.
Apple Ten SPE Knoxville I, Inc.
Apple Ten SPE Knoxville II, Inc.
Apple Ten SPE OHare, Inc.
Apple Ten SPE Scottsdale, Inc.
Apple Ten SPE Skokie, Inc.
Apple Ten Services Gainesville, Inc.
Apple Ten Services Knoxville I, Inc.
Apple Ten Services Knoxville II, Inc.
Apple Ten Services OHare, Inc.
Apple Ten Services Scottsdale, Inc.
Apple Ten Services Skokie, Inc.
Sunbelt-FTH, LLC*

*	State of organization is Florida.